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(NEXTERA LOGO)


                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Michael Muldowney
President and Chief Financial Officer
Nextera Enterprises, Inc.
(617) 262-0055

                  NEXTERA ANNOUNCES 2004 THIRD QUARTER RESULTS

BOSTON, MA - OCTOBER 28, 2004 - Nextera Enterprises, Inc. (OTC: NXRA) today reported results for the third quarter ended September 30, 2004.

In the 2004 third quarter, Nextera recorded a net loss of $0.6 million, or $0.02 per share, compared to a net loss of $0.6 million, or $0.02 per share, in the second quarter of 2004. In the 2003 third quarter, Nextera recorded a net loss of $2.6 million, or $0.08 per share. Loss from continuing operations was $0.9 million, or $0.03 per share, for the third quarter 2003.

For the nine-months ended September 30, 2004, Nextera recorded a net loss of $2.0 million, or $0.07 per share, compared to a net loss of $8.0 million and a $0.24 loss per share for the nine months ended September 30, 2003. The loss from continuing operations for the nine months ended September 30, 2003 was $5.0 million or $0.15 per share.

As previously announced, during the 2003 fourth quarter, Nextera and its direct and indirect subsidiaries, Lexecon Inc., CE Acquisition Corp. and ERG Acquisition Corp. (collectively "Lexecon"), completed the sale of its Lexecon business to LI Acquisition Company, LLC, a wholly-owned subsidiary of FTI Consulting, Inc. (collectively "FTI"), under which FTI purchased substantially all of the assets Lexecon and its subsidiaries used in their economic consulting business. In accordance with generally accepted accounting principles, the operating results of Lexecon have been presented as discontinued operations for the three and nine-month periods ended September 30, 2003.

At the end of the third quarter 2004, Nextera had approximately $17.5 million of cash on hand. The Company has net operating loss carryforwards of approximately $51.0 million at September 30, 2004. A full valuation allowance is maintained on the Company's deferred tax assets, which includes the net operating loss carryforward, due to the uncertainty of utilization of the future tax benefits.

In its Form 10-Q filed with the Securities Exchange Commission on August 16, 2004, the Company previously disclosed the likelihood that the Company would commence a process to liquidate if the Company could not successfully acquire new business operations before December 2004. The Company has not acquired such new business operations as yet, however, the Company is actively

                                                One Exeter Plaza
                                                699 Boylston Street
                                                Boston, MA 02116
                                                617.262.0055 617.262.7105 fax
                                                www.nextera.com


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(NEXTERA LOGO)


engaged in the process of identifying acquisition candidates and conducting due diligence. Accordingly, the Company has extended the acquisition review period into the first quarter of 2005. The Company has determined that if at the end of this process it is unable to acquire new business operations, the Company will commence a process to liquidate. If the Company decides to liquidate, it expects to commence liquidation proceedings shortly thereafter. In the absence of an acquisition or liquidation, the Company expects its results from continuing operations for the next quarter to be consistent with the third quarter operating results.

This press release contains forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to Nextera Enterprises that are based on the beliefs of Nextera's management. Any statements contained in this press release that are not historical facts are forward-looking statements. Such statements are based on many important factors that may be outside of Nextera's control, causing actual results to differ materially from those suggested. Such factors include, but are not limited to, our ability to utilize our net operating loss carryforwards and new business acquisition efforts. Further information on these and other potential factors that could affect Nextera's financial and operating results are included in Nextera's 10-Q filed on August 16, 2004 with the Securities and Exchange Commission.

                                      # # #







                                                One Exeter Plaza
                                                699 Boylston Street
                                                Boston, MA 02116
                                                617.262.0055 617.262.7105 fax
                                                www.nextera.com


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                            NEXTERA ENTERPRISES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (amounts in thousands, except per share amounts)


                                                                    Three Months Ended             Nine Months Ended
                                                               September 30,   September 30,  September 30,  September 30,
                                                                   2004           2003           2004           2003
                                                               -------------   ------------   ------------  -------------
                                                                       (unaudited)                   (unaudited)
Net revenues                                                   $          -    $         -    $         -   $          -
Cost of revenues                                                          -              -              -              -
                                                               -------------   ------------   ------------  -------------
   Gross profit                                                           -              -              -              0
Selling, general and administrative expenses                            662            903          2,113          2,964
Special charges (1)                                                       -              -              -          1,921
                                                               -------------   ------------   ------------  -------------
   Operating loss                                                      (662)          (903)        (2,113)        (4,885)
Interest income, net                                                     44              -            127              -
   Loss from continuing operations before income taxes                 (618)          (903)        (1,986)        (4,885)
Provision for income taxes                                                -             41              -            102
                                                               -------------   ------------   ------------  -------------
   Loss from continuing operations                                     (618)          (944)        (1,986)        (4,987)
Loss from discontinued operations                                         -         (1,674)             -         (3,033)
                                                               -------------   ------------   ------------  -------------
   Net loss                                                    $       (618)   $    (2,618)   $    (1,986)  $     (8,020)
Preferred stock dividends                                               (78)           (76)          (229)          (220)
                                                               -------------   ------------   ------------  -------------
  Net income (loss) applicable to common stockholders          $       (696)   $    (2,694)   $    (2,215)  $     (8,240)
                                                               =============   ============   ============  =============
Net income (loss) per common share, basic and diluted
   from Continuing operations                                  $      (0.02)   $     (0.03)   $     (0.07)  $      (0.15)
           Discontinued operations                                        -          (0.05)             -          (0.09)
                                                               -------------   ------------   ------------  -------------
Net income (loss) per common share, basic and diluted          $      (0.02)   $     (0.08)   $     (0.07)  $      (0.24)
                                                               =============   ============   ============  =============


Weighted average common shares outstanding, basic and diluted        33,870         33,870         33,870          33,926

(1) Special charges in 2003 consist of $1.0 million of salary continuance costs and $0.9 million of a non-cash compensation charge due to the acceleration of stock options, both associated with the employment agreement of the Company's former Chief Executive Officer, David
        Schneider.

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                            NEXTERA ENTERPRISES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                             (amounts in thousands)

ASSETS                                                        September 30, 2004   December 31, 2003
                                                              ------------------   -----------------
                                                                          (unaudited)
CURRENT ASSETS:
Cash and cash equivalents                                     $           17,533   $          20,124
Accounts receivable, net                                                       -                 528
Other current assets                                                         911               2,389
                                                              ------------------   -----------------
   Total current assets                                                   18,444              23,041

Other assets                                                                  97                  25
                                                              ------------------   -----------------
   Total assets                                               $           18,541   $          23,066
                                                              ==================   =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                         $            1,796   $           3,035
Accrued taxes                                                                  -               1,347
Accrued restructuring costs                                                    -                 173
Other current liabilities                                                    258                 185
                                                              ------------------   -----------------
   Total current liabilities                                               2,054               4,740

Other long-term liabilities                                                  870                 943

Total stockholders' equity                                                15,617              17,383
                                                              ------------------   -----------------

Total liabilities and stockholders' equity                    $           18,541   $          23,066
                                                              ==================   =================